Exhibit 10.2


                                  ATTACHMENT B

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), dated March 18, 2003 (the "Effective Date"), is entered into by and between CollaGenex Pharmaceuticals,
Inc., a Delaware corporation (the "Company"), and Brian Gallagher (the "Consultant").

WHEREAS, the Company desires to retain the Consultant to perform consulting services for the Company, as more particularly described herein;

WHEREAS, the Consultant is knowledgeable in providing such consulting services and has agreed to provide such services to the Company; and

WHEREAS,  the parties  have  entered  into a  Transition  Agreement  and Release
governing  the  parties'   rights  and   obligations  in  connection   with  the
Consultant's transition from the Company of which this Agreement is a part.

NOW, THEREFORE in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. JOB TO BE PERFORMED. The Consultant will advise the Company on various matters related to its business, as such are discussed below (the "Services").
It is anticipated that he will provide approximately 15 hours per month of Services. It is contemplated, however, that during the first two months of the term of this Agreement, the Consultant will provide approximately 80 hours per month of Services. The Consultant agrees to comply with the Company's rules, regulations, policies and procedures in performing such Services.

     "Services" shall include, but shall not be limited to, the following: (i) advice and counsel to the Company's Board of Directors and Chief Executive Officer on matters including, but not limited to, business strategy, long-term planning, and historical business and market perspective; (ii) reasonable assistance, either by telephone or, if necessary, in-person, with any information or strategy needed to formulate and implement an effective transition as contemplated in the Transition Agreement and Release; (iii) reasonable assistance with the prosecution or defense of any legal proceeding, including, but not limited to, litigation and agency proceedings and investigations, whether regarding intellectual property, matters before the Food and Drug Administration or otherwise; (iv) investor relations, including attendance at functions when directed by the Board of Directors; and (v) such other related services as may be requested by the Company from time to time.

     The  parties  agree  that  nothing  in  this  consulting   agreement  shall
     unreasonably interfere with the Consultant's other business activities.

2. INDEPENDENT CONTRACTOR. It is the express intention of the parties hereto that the Consultant is an independent contractor and not an employee, agent, joint venturer or partner of the Company

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for any  purposes  whatsoever.  The  Consultant  shall  not be  entitled  to any benefits which the Company may make available to employees from time to time. The Consultant shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes and for maintaining adequate workers' compensation insurance coverage for himself or any employee(s) he may have.

     (a) Final Results. In the performance of the Services, the Consultant has the authority to control and direct the performance of the details of the Services, the Company being interested only in the results obtained. However, the Services contemplated herein must meet the Company's standards and approval and shall be subject to the Company's general right of inspection and supervision to secure their satisfactory completion.

     (b) Non-Exclusivity. The Consultant retains the right to contract with and be employed by other companies or entities for his consulting services, subject only to the restriction that any such alternate work may in no way conflict with the Consultant's duties to the Company stated herein and in the Transition Agreement and Release. Likewise, the Company retains a reciprocal right to contract with other companies and/or individuals for consulting services without restriction.

     (c) No Agency. The Consultant is not an authorized agent of the Company and does not have any right or authority to bind or otherwise act on the Company's behalf in any contract or other business relationship, without a prior written authorization signed by an executive officer of the Company.

3. COMPENSATION. For the full and proper performance of this Agreement, the Company shall pay the Consultant in twenty-four (24) equal installments of $27,037.50 paid on or about the first day of each month following the Separation Date (as defined in the Transition Agreement and Release). The Company shall reimburse the Consultant for all pre-approved reasonable expenses actually incurred by the Consultant in the course of providing the Services.

4. CONFIDENTIAL AND PROPRIETARY INFORMATION. The Consultant acknowledges that his relationship with the Company is one of high trust and confidence in that in the course of his service to the Company, he will have access to and contact with confidential and proprietary information of the Company, its affiliates and of the Company's customers, including but not limited to business plans, methods and practices of doing business, financial information and terms and conditions of current contractual relations with customers and/or suppliers and customer, supplier lists, technical specifications, personnel information, and trade secrets. The Consultant will not, during the term of this Agreement or at any time thereafter, disclose any confidential and proprietary information to others outside the Company or use the same for any purpose unrelated to the business of the Company. For such purposes, confidential and proprietary information shall not include any general "know-how" of Consultant or information that the Consultant knew prior to his engagement with the Company that has not been previously assigned to the Company.

5. INVENTION ASSIGNMENT.

     (a) Any and all any inventions, improvements, processes, procedures, techniques, documentation, specifications, research, designs, files, methods, ideas, whether patentable or not (collectively referred to as "Inventions") which the Consultant may make, conceive, discover or develop, during the course of his consultancy with the

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     Company shall be deemed works made for hire under the applicable  copyright laws, and it is intended that all such Inventions shall be the sole and exclusive property of the Company. The Consultant agrees to assign and hereby does assign to the Company all his rights and interests in all Inventions, patents, copyrights, trademarks, and rights to royalties with respect to such Inventions, patents, copyrights, and trademarks, including all proprietary rights, publication rights, display rights, attribution rights, integrity rights, approval rights, publicity rights, privacy rights, or moral rights associated therewith.

     The Consultant understands that this paragraph (a) shall not apply to Inventions which are made and conceived by him (i) not on the Company's premises and (ii) not using the Company's tools, devices, equipment, or Confidential Information.

     (b) The Consultant agrees to cooperate fully with the Company, both during and after his consultancy with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Inventions. The Consultant shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Invention.

6. RETURN OF PROPERTY. Any and all materials furnished to the Consultant by the Company or relating to the business of the Company shall be returned to the Company on the earlier of the conclusion of the term of the Agreement or upon written request by the Company.

7. NO CONFLICTS. The Consultant represents and agrees that he has no actual or potential conflicts of interest in accepting this engagement with the Company and/or performing the Services. The Consultant further represents and agrees that he has not brought and will not bring to the Company, or use in the performance of the Services, any materials or documents of a present or former employer or client that are not generally available to the public, unless he has obtained written authorization for possession and use of such materials or documents.

8. TERM OF AGREEMENT. This Agreement is effective from the Separation Date, as such is defined in the Transition Agreement and Release, through and including the day of the second anniversary thereof, unless sooner terminated as set forth below.

9. TERMINATION OF AGREEMENT. This Agreement may be terminated in the following manner: (a) at any time upon the mutual written consent of the parties hereto; or (b) if one party has materially breached this Agreement, upon ten (10) days' prior written notice delivered to the breaching party, if such breaching party does not cure such breach within such ten (10) day period. In addition, the Company's obligations hereunder shall cease immediately upon the death or disability of the Consultant; provided, however, the Company shall pay to Consultant or Consultant's heirs, as applicable, any amount due and owing to the Consultant prior to such event of death or disability. For purposes of this Agreement, the disability of the Consultant shall be deemed to have occurred upon Consultant's medical inability to fulfill his obligations hereunder for a period of three (3) consecutive months.

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10.  NON-WAIVER.  No delay or omission by the  Company in  exercising  any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

12. NON-ASSIGNABILITY OF CONTRACT; SUCCESSORS. This Agreement is personal to the Consultant, and he shall not have the right to assign any of his rights or delegate any of his duties without express written consent of the Company. Any assignment or delegation to which the Company does not consent, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default of this Agreement by the Consultant. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement in the same manner and to the same extent as the Company. In addition all rights of the Company under this agreement shall inure to the benefit of and be enforceable by any of its successors, agents, employees, and assigns.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

14. WARRANTIES. The Consultant will assume sole responsibility for his compliance with applicable federal and state laws and regulations, and shall rely exclusively upon his own determination, or that of his legal advisers, that the performance of Services and the receipt of consideration hereunder comply with such laws and regulations, including but not limited to, applicable tax law.

15. COMPLETE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes, replaces and takes precedence over any prior understanding or oral or written agreement between the parties respecting the subject matter of this Agreement, except that nothing herein shall supercede the Transition Agreement and Release between Consultant and the Company. There are no representations, agreements, arrangements, nor understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

16. SEVERABILITY. In the event any provision of this Agreement shall be held invalid, the same shall not invalidate or otherwise affect in any respect any other term or terms of this Agreement, which term or terms shall remain in full force and effect.

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17. COUNTERPARTS. This Agreement may be executed in two (2) signed counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.



This Agreement is executed and entered into on the date(s) set forth below.


BRIAN GALLAGHER                        COLLAGENEX PHARMACEUTICALS, INC.


/s/ Brian Gallagher                     /s/ James O'Shea
----------------------------------     ---------------------------------------

Date: March 18, 2003                   By:    James O'Shea
     -----------------------------            --------------------------------

                                       Title: Member of the Board of Directors
                                              --------------------------------

                                       Date:  March 18, 2003
                                              --------------------------------




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